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                                                                      EXHIBIT 21
                                 Subsidiaries of
                      American Electric Power Company, Inc.
                             As of December 31, 2001

    The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree. Subsidiaries not indented are directly owned by American Electric Power Company, Inc.

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                                                                   Percentage
                                                                   of Voting
                                                                   Securities
                                                 Location of        Owned By
     Name of Company                            Incorporation   Immediate Parent

American Electric Power Company, Inc.             New York
American Electric Power Service Corporation       New York            100.0
AEP C&I Company, LLC                              Delaware            100.0
AEP Coal, Inc.                                    Nevada              100.0
AEP Communications, Inc.                          Ohio                100.0
AEP Energy Services, Inc.                         Ohio                100.0
AEP Generating Company                            Ohio                100.0
AEP Indian Mesa LP, LLC                           Delaware            100.0
AEP Investments, Inc.                             Ohio                100.0
Mutual Energy L.L.C.                              Delaware            100.0
AEP Power Marketing, Inc.                         Ohio                100.0
AEP T&D Services, LLC                             Delaware            100.0
AEP Pro Serv, Inc.                                Ohio                100.0
AEP Retail Energy LLC                             Delaware            100.0
AEP Texas POLR, LLC                               Delaware            100.0
AEP Resources, Inc.                               Ohio                100.0
Appalachian Power Company                         Virginia             98.7 (a)
  Cedar Coal Co.                                  West Virginia       100.0
  Central Appalachian Coal Company                West Virginia       100.0
  Central Coal Company                            West Virginia        50.0 (b)
  Southern Appalachian Coal Company               West Virginia       100.0
  West Virginia Power Company                     West Virginia       100.0
Columbus Southern Power Company                   Ohio                100.0
  Colomet, Inc.                                   Ohio                100.0
  Conesville Coal Preparation Company             Ohio                100.0
  Simco Inc.                                      Ohio                100.0
  Ohio Valley Electric Corporation                Ohio                  4.3 (e)
    Indiana-Kentucky Electric Corporation         Indiana             100.0
Franklin Real Estate Company                      Pennsylvania        100.0
Indiana Michigan Power Company                    Indiana             100.0
  Blackhawk Coal Company                          Utah                100.0
  Price River Coal Company, Inc.                  Indiana             100.0
Kentucky Power Company                            Kentucky            100.0
Kingsport Power Company                           Virginia            100.0
Ohio Power Company                                Ohio                 99.2 (c)
  Cardinal Operating Company                      Ohio                 50.0 (d)
  Central Coal Company                            West Virginia        50.0 (b)
Ohio Valley Electric Corporation                  Ohio                 39.9 (e)
  Indiana-Kentucky Electric Corporation           Indiana             100.0
Wheeling Power Company                            West Virginia       100.0
Central and South West Corporation                Delaware            100.0
  Central Power and Light Company                 Texas               100.0
    CPL Capital I                                 Delaware            100.0
    CPL Transition Funding LLC (DE)               Delaware            100.0
  Public Service Company of Oklahoma              Oklahoma            100.0
    Ash Creek Mining Company                      Oklahoma            100.0
    PSO Capital I                                 Delaware            100.0
  Southwestern Electric Power Company             Delaware            100.0
    The Arklahoma Corporation                     Arkansas             47.6
    SWEPCo Capital I                              Delaware            100.0
    Southwestern Arkansas Utilities Corporation   Arkansas            100.0
    Dolet Hills Lignite Company, LLC              Delaware            100.0
  West Texas Utilities Company                    Texas               100.0


NOTES:
a. 13,499,500 shares of Common Stock, all owned by parent, have one vote each and 177,905 shares of Preferred Stock, all owned by the public, have one vote each.
b.   Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.
c. 27,952,473 shares of Common Stock, all owned by parent, have one vote each and 238,977 shares of Preferred Stock, all owned by the public, have one vote each.
d. Ohio Power Company owns 50% of the stock; the other 50% is owned by a corporation not affiliated with American Electric Power Company, Inc.
e. American Electric Power Company, Inc. and Columbus Southern Power Company own 39.9% and 4.3% of the stock, respectively, and the remaining 55.8% is owned by unaffiliated companies.
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